UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  May 11, 2012

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)
_________________________

Registrant’s telephone number, including area code:
(713) 996-4700
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 11, 2012, the Compensation Committee of the Board of Directors of DXP Enterprises, Inc. (the “Company”) in accordance with the employment agreement dated effective as of January 1, 2004, as amended, between the Company and David R. Little, elected to increase the annual base salary for David Little from $448,000 to $600,000, effective as of January 1, 2012.

On May 11, 2012, the Compensation Committee of the Board of Directors of DXP Enterprises, Inc. (the "Company") amended an equity incentive program under which David R. Little can earn an award of up to $700,000 of common stock under the 2005 Restricted Stock Plan each year for three years.  The amendment increased the value of the maximum annual award from $500,000 to $700,000

The shares will be awarded on March 31 of each year based upon the closing price on March 31.  The value of each award will be determined based upon the growth in sales and net income for the preceding fiscal year.  If sales and net income each increase by 20% or more for the preceding fiscal year, the value of the award will be $700,000.  Growth of less than 10% in sales and net income will result in an award of zero.  Growth of between 10% and 20% will result in an award between zero and $700,000.  The first award under this amended three year program will be issued on March 31, 2013.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

10.1                        Amendment One to David Little Equity Incentive Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

May 11, 2012                                                                           By:  /s/ MAC MCCONNELL
Mac McConnell
Senior Vice President and Chief Financial Officer